Exhibit 99.1
Wag! Reports Record Third Quarter 2023 Results
Highest Revenue Quarter in Company History
Highest Adjusted EBITDA in Company History
Company Achieves 5% Adjusted EBITDA Margin, Increase of 318% YoY
SAN FRANCISCO – November 08, 2023 (BUSINESS WIRE) – Wag! Group Co. (the “Company” or “Wag!”; Nasdaq: PET), which strives to be the #1 platform for busy Pet Parents, offering on-demand access to 5-star pet care, pet insurance options, premium pet products, and expert pet advice, today announced financial results for the third quarter ended September 30, 2023.
Third Quarter 2023 Highlights:
•Revenues increased 42% to $21.8 million, compared to $15.4 million in the third quarter of 2022, a quarterly revenue record – comprised of $6.6 million of Services revenue, $13.5 million of Wellness revenue, and $1.7 million of Pet Food & Treats revenue.
•Net loss was $2.2 million, compared to $40.9 million in the third quarter of 2022, primarily due to one-time transaction costs in 2022.
•Adjusted EBITDA improved to $1.0 million, compared to an Adjusted EBITDA loss of $0.5 million in the third quarter of 2022.
"Q3 marks another record quarter of results for Wag! Group Co. We achieved both record revenues and Adjusted EBITDA profitability in the quarter,” said Garrett Smallwood, CEO and Chairman of Wag!.
“We are continuing to innovate and expand our platform for premium Pet Parents with the addition of Paw Protect, Wag! Pro, and the Wag! Store, which continue to surprise and delight,” said Smallwood. “We have our eye on 2024 and are doubling down on products and services that differentiate Wag! and allow for long-term, profitable growth” concluded Smallwood.
Recent Business Highlights:
•Achieved record 632,000 Platform Participants in Q3 2023, an increase of 34% from 473,000 in Q3 2022.
•Achieved record revenues driven by strong secular growth across our key verticals, pet care habits resuming to normal post-summer, and a pull forward in Wellness offerings and engagement.

•Achieved record Adjusted EBITDA profitability as a result of fixed-cost operating leverage across a larger revenue base, and an LTV:CAC ratio of 9:1 that is still well ahead of our target of 3:1.
•Doubling down on product expansion and platform differentiation, including the growth of Cat Food Advisor (www.CatFoodAdvisor.com), which has reached 500,000 search impressions since launch in Q2 2023.
Guidance
“As a result of our strong third quarter and year-to-date results, we are focusing our investments within brand marketing, research and development, and proprietary partnerships that will drive growth in 2024 and beyond,” said Alec Davidian, Wag! CFO. “While there are some general macro uncertainties, this year of efficiency has positioned the business to drive profitable growth in the future.”
For the fourth quarter 2023, we expect:
•Revenue of $20 million at the midpoint of the full year 2023 range.
•Adjusted EBITDA1 of $0.3 million at the midpoint of the full year 2023 range.
For the full year 2023, we reiterate our guidance of:
•Revenue in the range of $80 million to $84 million, consistent with our prior forecast.
•Adjusted EBITDA1 in the range of $0 million to $2 million.
Our financial guidance includes the following outlook:
•We expect holidays to drive incremental overnight vs. daytime service demand, but also expect that severe weather will impact Services demand. Pet adoption during the holidays also positively impacts pet insurance penetration and demand for wellness plans.
•We anticipate that continued growth in the pet industry, driven by factors such as higher rates of pet ownership, pet insurance penetration, and increasing demand for premium pet products and services, will have a positive impact on our full year 2023 results, including on our entrance to Pet Food & Treats.
•General trends related to state of the economy, interest rates, and consumer confidence. We have factored in potential risks and opportunities related to these macroeconomic factors in order to accurately forecast our financial performance.
•We recognize that there may be potential risks to our financial performance in 2023, such as disruptions to global supply chains, changes in consumer behavior due to unexpected events such as a delayed or imbalanced return-to-office, digital and performance marketing trends, the potential impact of AI, and our ability to expand through partnerships.
1 Information reconciling forward-looking adjusted EBITDA to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed in our Non-GAAP Financial Measures and Other Operating Metrics section below.

Wag!’s Third Quarter Results Conference Call
Wag! will host a conference call and live webcast today, November 08, 2023, at 4:30 p.m. ET to discuss financial results. Investors and analysts interested in participating in the call are invited to dial 877-407-9208 (international callers please dial 1-201-493-6784) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.wag.co/.
A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://investors.wag.co/ for 90 days.
Wag! also provides announcements regarding financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (investors.wag.co), and/or social media outlets, as a means of disclosing material information and complying with disclosure obligations under Regulation FD. The list of social media channels that Wag! uses may be updated on the investor relations website from time to time. In addition, you may automatically receive email alerts and other information about Wag! when you enroll your email address by visiting the “Email Alerts” section at (investors.wag.co/ir-resources/email-alerts).
About Wag! – Wag.co
Wag! Group Co. strives to be the #1 platform for busy Pet Parents. The Wag! app offers access to 5-star dog walking, sitting, and one-on-one training from its community of more than 450,000 pet caregivers nationwide. In addition, Wag! Group Co. operates Petted, the nation's largest pet insurance comparison marketplace; Dog Food Advisor, one of the most visited and trusted pet food marketplaces; maxbone, a digital platform for modern pet essentials; and Furmacy, software to simplify pet prescriptions. For more information, visit Wag.co.
Non-GAAP Financial Measures and Other Operating Metrics
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for interest expense, depreciation and amortization, share-based compensation, income taxes, as well as other items to be consistent with definitions typically used by lenders, including transaction costs. Additionally, we exclude the impact of certain non-recurring items which are not indicative of our operating performance as well as other transaction specific costs that do not represent an ongoing operating expense of the business, including but not limited to, business combination transaction and integration costs and PPP loan forgiveness. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Adjusted EBITDA and Adjusted EBITDA margin provide a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
Platform Participant is defined as a Pet Parent or Pet Caregiver who transacted on the Wag! platform for a service in the quarter. Services include dog walking, sitting, boarding, drop-ins, training, premium telehealth services, wellness plans, and pet insurance plan comparison.

Information reconciling forward-looking adjusted EBITDA to GAAP financial measures is unavailable to the company without unreasonable effort. The company is not able to provide reconciliations of adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of the company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The company provides a range for its adjusted EBITDA forecast that it believes will be achieved, however it cannot accurately predict all the components of the adjusted EBITDA calculation. The company provides an adjusted EBITDA forecast because it believes that adjusted EBITDA, when viewed with the company’s results under GAAP, provides useful information for the reasons noted above. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its pet service offerings and achieve scale; ability to attract and retain personnel; market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the future. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for the future; market adoption of the Company’s pet service offerings and solutions; failure to realize the financial benefits of acquisitions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings, including the Annual Report on Form 10-K for the year ended December 31, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.
Contacts Media:
Wag!: Media@wagwalking.com

Investor Relations:
Wag!: IR@wagwalking.com
Gateway for Wag!: PET@gateway-grp.com

Wag! Group Co.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30, 2023	December 31, 2022
	(in thousands, except par value amounts)
ASSETS
Current assets:
Cash and cash equivalents	$22,304	$38,966
Accounts receivable, net	8,485	5,872
Prepaid expenses and other current assets	3,496	2,585
Total current assets	34,285	47,423
Property and equipment, net	71	88
Operating lease right-of-use assets	1,119	695
Intangible assets, net	8,036	2,590
Goodwill	4,646	1,451
Other assets	63	64
Total assets	$48,220	$52,311
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,686	$7,174
Accrued expenses and other current liabilities	4,404	4,765
Deferred revenue	1,768	2,232
Deferred purchase consideration – current portion	724	750
Operating lease liabilities – current portion	300	306
Notes payable – current portion	1,589	1,264
Total current liabilities	17,471	16,491
Operating lease liabilities – non-current portion	899	435
Notes payable – non-current portion, net of debt discount and warrant allocation of $5,037 and $7,008 as of September 30, 2023 and December 31, 2022, respectively	25,709	24,970
Deferred purchase consideration – non-current portion	—	493
Other non-current liabilities	218	—
Total liabilities	44,297	42,389
Commitments and contingencies
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	162,188	158,335
Accumulated deficit	(158,269)	(148,417)
Total stockholders’ equity	3,923	9,922
Total liabilities and stockholders’ equity	$48,220	$52,311

Wag! Group Co.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(in thousands, except per share amounts)
Revenues	$21,800	$15,379	$62,243	$37,829
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,441	1,021	3,710	3,027
Platform operations and support	2,968	5,641	9,630	11,035
Sales and marketing	12,755	11,290	36,788	24,656
Royalty	—	—	1,791	—
General and administrative	4,682	23,781	14,487	28,546
Depreciation and amortization	414	134	1,170	431
Total costs and expenses	22,260	41,867	67,576	67,695
Interest expense, net	1,683	735	4,972	784
Other expense, net	12	13,708	21	13,708
Loss before income taxes and equity in net earnings of affiliate	(2,155)	(40,931)	(10,326)	(44,358)
Income taxes	41	—	79	13
Equity in net earnings of equity method investments	—	—	553	—
Net loss	$(2,196)	$(40,931)	$(9,852)	$(44,371)
Loss per share, basic and diluted	$(0.06)	$(1.67)	$(0.26)	$(3.60)
Weighted-average common shares outstanding used in computing loss per share, basic and diluted	38,987	24,534	38,061	12,322

Wag! Group Co.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
	(in thousands)
Cash flow from operating activities:
Net loss	$(9,852)	$(44,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	3,528	24,016
Non-cash interest expense	2,021	224
Depreciation and amortization	1,170	431
Change in fair value of derivative liability	—	13,708
Issuance of Community Shares	—	1,971
Equity in net earnings of equity method investments	(553)	—
Other	12	—
Changes in operating assets and liabilities, net of effect of acquired business:
Accounts receivable	(2,573)	(3,698)
Prepaid expenses and other current assets	(463)	(512)
Operating lease right-of-use assets and liabilities	48	19
Other assets	1	—
Accounts payable	2,762	2,662
Accrued expenses and other current liabilities	(452)	1,674
Deferred revenue	(491)	298
Other non-current liabilities	218	—
Net cash used in operating activities	(4,624)	(3,578)
Cash flows from investing activities:
Proceeds from sale and maturity of short-term investments	—	2,550
Cash paid for acquisitions, net of cash acquired	(9,152)	—
Cash paid for equity method investment	(1,470)	—
Purchase of property and equipment	(40)	(36)
Other	—	(562)
Net cash provided by (used in) investing activities	(10,662)	1,952
Cash flows from financing activities:
Proceeds from exercises of stock options	100	—
Proceeds from debt, net of discount	—	29,445
Repayment of debt	(907)	(331)
Proceeds from issuance of Series P preferred stock, net of issuance costs	—	10,925
Proceeds from Business Combination with CHW, net of transaction costs	—	11,485
Other	(569)	—
Net cash provided by (used in) financing activities	(1,376)	51,524
Net change in cash, cash equivalents, and restricted cash	(16,662)	49,898
Cash, cash equivalents, and restricted cash, beginning of period	38,966	2,845
Cash, cash equivalents, and restricted cash, end of period	$22,304	$52,743

Wag! Group Co.
Adjusted EBITDA (Loss) Reconciliation
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(in thousands, except percentages)
Net loss	$(2,196)	$(40,931)	$(9,852)	$(44,371)
Interest expense, net	1,683	735	4,972	784
Income taxes	41	—	79	13
Depreciation and amortization	414	134	1,170	431
Stock-based compensation	1,065	23,922	3,528	24,016
Integration and transaction costs associated with acquired business	—	—	189	—
Severance costs	—	—	131	—
Legal settlement	—	—	500	—
Change in fair value of derivative liability	—	13,708	—	13,708
Issuance of Community Shares	—	1,971	—	1,971
Adjusted EBITDA (loss)	$1,007	$(461)	$717	$(3,448)
Revenues	$21,800	$15,379	$62,243	$37,829
Adjusted EBITDA (loss) margin	4.6%	(3.0)%	1.2%	(9.1)%

Wag! Group Co.
Key Financial Metrics
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(in thousands, except percentages)
U.S. GAAP measures:
Revenues	$21,800	$15,379	$62,243	$37,829
Net loss	$(2,196)	$(40,931)	$(9,852)	$(44,371)
Net loss margin	(10.1)%	(266.1)%	(15.8)%	(117.3)%
Net cash provided by (used in) operating activities	$(2,297)	$568	$(4,624)	$(3,578)
Non-GAAP measures:
Adjusted EBITDA (loss)	$1,007	$(461)	$717	$(3,448)
Adjusted EBITDA (loss) margin	4.6%	(3.0)%	1.2%	(9.1)%